As filed with the U.S. Securities and Exchange Commission on November 9, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
FLEX LNG Ltd.
(Exact name of registrant as specified in its charter)
_____________________________

Islands of Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Attention: James Ayers
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08
Bermuda
1 (441) 295-9500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________
FLEX LNG Ltd. Share Option Scheme
(Full title of the plan)
_____________________________
Seward & Kissel LLP
Attention: Keith J. Billotti, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_____________________________

Explanatory Note
FLEX LNG Ltd. is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register an aggregate of 413,500 ordinary shares, par value $0.10 per share (“Ordinary Shares”) reserved for issuance under the Registrant’s Share Option Scheme.
This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for reofferings and resales of Ordinary Shares on a continuous or delayed basis that are issuable to the selling securityholders identified in the Reoffer Prospectus and that may be deemed to be “control securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The inclusion of those Ordinary Shares in this prospectus does not necessarily represent a present intention to sell any or all those Ordinary Shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information specified in this Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the instructions to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to employees of FLEX LNG Ltd. as required by Rule 428(b)(1).

Reoffer Prospectus
413,500 Ordinary Shares

FLEX LNG Ltd.
This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “selling securityholders”), or their permitted transferees, of ordinary shares, par value $0.10 per share (“Ordinary Shares”), of FLEX LNG Ltd. This Reoffer Prospectus covers Ordinary Shares acquired by or issuable to the selling securityholders pursuant to awards granted or assumed by FLEX LNG Ltd. to the selling securityholders under the FLEX LNG Ltd. Share Option Scheme (the “Plan”). The selling shareholders may sell up to 413,500 such Ordinary Shares under this Reoffer Prospectus (the “Shares”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our officers, directors, and employees, certain of whom may be deemed to be an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).
Subject to the satisfaction of any conditions to vesting of the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Ordinary Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled “Plan of Distribution.” The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us.
Our Ordinary Shares are listed on the New York Stock Exchange, or the NYSE under the symbol “FLNG.” On November 9, 2023, the last quoted sale price for our Ordinary Shares as reported on the NYSE was $30.77.
The U.S. Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 4 of this Reoffer Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Reoffer Prospectus is November 9, 2023.

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Shares. Our business, financial condition, results of operations and prospects may have changed since that date. The selling securityholders are not making an offer of any Shares in any jurisdiction where the offer is not permitted.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We are taking advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection therewith. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We caution that assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "seeks," "targets," "potential," "continue," "contemplate," "possible," "likely," "might," "will," "would," "could," "projects," "forecasts," "may," "should" and similar expressions are forward-looking statements.
All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as
•	general liquid natural gas (“LNG”) shipping market conditions, including fluctuations in charter rates and vessel values;
•	the volatility of prevailing spot market charter rates;
•	our future operating or financial results;
•
global and regional economic and political conditions and developments, armed conflicts, including the recent conflicts between Russia and Ukraine, and the developments in the Middle East, as well as any escalation in the armed conflict in Israel and Gaza, which remain ongoing as of the date of this prospectus and terrorist activities, trade wars, tariffs, embargoes and strikes;

•	stability of Europe and the Euro;
•	the central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;
•	our business strategy and expected and unexpected capital spending and operating expenses, including dry-docking, surveys, upgrades, insurance costs, crewing and bunker costs;
•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels and risks associated with vessel construction and vessels' useful lives;
•	LNG market trends, including charter rates and factors affecting supply and demand;
•
the supply of and demand for vessels comparable to ours, including against the background of possibly accelerated climate change transition worldwide which would have an accelerated negative effect on the demand for fossil fuels, including natural gas, and thus transportation of LNG;

•
our financial condition and liquidity, including our ability to repay or refinance our indebtedness and obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•
our ability to enter into and successfully deliver our vessels under time charters or other employment arrangements after our current charters expire and our ability to earn income in the spot market (which includes vessel employment under single voyage spot charters and time charters with an initial term of less than six months);

•	our ability to compete successfully for future chartering opportunities and newbuilding opportunities (if any);
•	our ability to perform under the long-term contracts to which we currently are, or in the future may become, a party;
•	the extent to which charterers of vessels in Our Fleet (as defined below) exercise their options (if any) to extend the time charters for the applicable vessels;
•	estimated future maintenance and replacement capital expenditures;
•
the expected cost of, and our ability to comply with, governmental regulations, including environmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•	customers’ increasing emphasis on environmental and safety concerns;
•	availability of and ability to maintain skilled labor, vessel crews and management;
•	our anticipated incremental general and administrative expenses as a publicly traded company;
•	business disruptions, including supply chain disruption and congestion, due to natural or other disasters or otherwise;
•	potential physical disruption of shipping routes due to accidents, climate-related incidents, and public health threats; and
•	our ability to maintain relationships with major LNG producers and traders.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in "Item 3. Key Information—D. Risk Factors" of our 2022 Annual Report (as defined below). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:
•	changes in governmental rules and regulations or actions taken by regulatory authorities including the implementation of new environmental regulations;
•	fluctuations in currencies and interest rates;
•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers' abilities to perform under existing time charters;
•	shareholders’ reliance on the Company to enforce the Company’s rights against contract counterparties;
•	dependence on the ability of the Company’s subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;
•
the length and severity of epidemics and pandemics, including the novel coronavirus (“COVID-19”) and its impact on across our business on demand, operations in China and the Far East and knock-on impacts to our global operations;

•	potential liability from future litigation, related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;
•	the arresting or attachment of one or more of the Company’s vessels by maritime claimants;
•	potential requisition of the Company’s vessels by a government during a period of war or emergency;
•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;
•	being required to pay taxes on U.S. source income;
•	the Company’s operations being subject to economic substance requirements;
•	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgement obtained against the Company in the United States;
•	the failure to protect the Company’s information systems against security breaches, or the failure or unavailability of these systems for a significant period of time;
•	the impact of adverse weather and natural disasters;

•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;
•
any non-compliance with the amendments by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels, or IMO, (the amendments hereinafter referred to as IMO 2020) to Annex VI to the International Convention for the Prevention of Pollution from Ships 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as MARPOL, which will reduce the maximum amount of sulfur that vessels may emit into the air and has applied to us as of January 1, 2020;

•	damage to storage and receiving facilities;
•	impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment;
•	technological innovation in the sector in which we operate and quality and efficiency requirements from customers;
•	increasing scrutiny and changing expectations with respect to environmental, social and governance policies;
•	the impact of public health threats and outbreaks of other highly communicable diseases;
•	technology risk associated with energy transition and fleet/systems renewal including in respect of alternative propulsion systems;
•	the impact of port or canal congestion;
•	the length and number of off-hire periods, including in connection with dry-dock periods; and
•	other factors discussed in "Item 3. Key Information—D. Risk Factors" of our 2022 Annual Report (as defined below).
You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.
Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
The Company
We are an owner and commercial operator of fuel efficient, fifth generation LNG carriers. As of November 9, 2023, we own and operate thirteen LNG carriers, which we collectively refer to as our “Operating Vessels” or “Our Fleet.”
Our business is currently focused on the operation of our long-term charters for Our Fleet, which is described in the table below, or Our Fleet and exploring accretive opportunities to further grow the Company.
Our Fleet
The following table sets forth additional information about Our Fleet as of November 9, 2023:
Vessel Name	Cargo Capacity (cbm)	Propulsion(1)	Year Built	Shipyard(2)	Charter expiration(3)	Expiration with Charterer options (4)
Flex Endeavour	173,400	MEGI	2018	DSME	Q3 2030	Q1 2033
Flex Enterprise	173,400	MEGI	2018	DSME	Q2 2029	NA
Flex Ranger	174,000	MEGI	2018	SHI	Q1 2027	NA
Flex Rainbow	174,000	MEGI	2018	SHI	Q1 2033	NA
Flex Constellation	173,400	MEGI	2019	DSME	Q2 2024	Q2 2027
Flex Courageous	173,400	MEGI	2019	DSME	Q1 2025	Q1 2029
Flex Aurora	174,000	X-DF	2020	HSHI	Q2 2026	Q2 2028
Flex Amber	174,000	X-DF	2020	HSHI	Q2 2029	NA
Flex Artemis	173,400	MEGI	2020	DSME	Q3 2025	Q3 2030
Flex Resolute	173,400	MEGI	2020	DSME	Q1 2025	Q1 2029
Flex Freedom	173,400	MEGI	2021	DSME	Q1 2027	Q1 2029
Flex Volunteer	174,000	X-DF	2021	HSHI	Q1 2026	Q1 2028
Flex Vigilant	174,000	X-DF	2021	HSHI	Q2 2031	Q2 2033

(1)	As used in this prospectus, “MEGI” refers to M-type Electronically Controlled Gas Injection propulsion systems and “X-DF” refers to Generation X Dual Fuel propulsion systems.
(2)
As used in this prospectus, “DSME” means Daewoo Ship building and Marine Engineering Co. Ltd., “SHI” means Samsung Heavy Industries, and “HSHI” means Hyundai Samho Heavy Industries Co. Ltd. Each is located in South Korea.

(3)	The expiration of our charters is subject to re-delivery windows ranging from 15 to 45 days before or after the expiration date.
(4)	Where charterers have option(s) to be declared on a charter; the expiration provided assumes all options have been declared for illustrative purposes.

1

Employment of Our Fleet
We manage the employment of Our Fleet. We deploy our LNG carriers on period time charters which can last up to several years, of which we have a twelve of our vessels on fixed rate time charters and one vessel on a variable rate contract indexed to the spot market. Time and bareboat charters are for a fixed period of time. Whereas, a voyage charter is generally a contract to carry a specific cargo from a loading port to a discharging port for an agreed-upon total charge. Under voyage charters we pay for voyage expenses such as port, canal and fuel costs. Under a time charter the charterer pays for voyage expenses while under a bareboat charter the charterer pays for voyage expenses and operating expenses such as crewing, supplies, maintenance and repairs including special survey and dry-docking costs.
Vessels operating in the spot market generate revenues that are less predictable but may enable us to capture increased profit margins during periods of improvements in LNG charter rates, although we are then exposed to the risk of declining LNG carrier charter rates. Typically, spot market charters can last from a few days up to two months. If we commit vessels to period charters, future spot market rates may be higher or lower than those rates at which we have period chartered out our vessels.
In formulating our chartering strategy, we evaluate past, present and future performance of the freight markets and balance the mix of our chartering arrangements in order to achieve optimal results for the fleet. As of November 9, 2023, we have one vessel on time charter expiring in one year, seven vessels on time charters expiring from two to five years and five vessels on time charters expiring after 5 years. In terms of charter coverage as of November 9, 2023, we had 100% of the available calendar days fixed under period charters for 2023, and approximately 95% for 2024.
According to industry reports, the United States is currently expected to continue to increase its exports of LNG products. In the event this creates more demand for vessels like ours, we would expect to deploy more vessels in the United States and the Caribbean. As freight rates usually vary between these areas as well as voyage and operating expenses, we evaluate such parameters when positioning our vessels for new employment.
Management Structure
General Management Agreements
We have entered into a general management agreement with Flex LNG Bermuda Management Limited, our wholly owned subsidiary, for the provision of management services, which primarily include, among others, general administration, contract management, corporate governance assistance, accounting service and operational support. Flex LNG Bermuda Management Limited has, in turn, subcontracted these services from certain of our other subsidiaries, including Flex LNG Management AS and Flex LNG Management Limited. We reimburse Flex LNG Bermuda Management Limited for expenses incurred in connection with providing these services to us, plus a mark-up, which fee is subject to annual review and adjustment. Each of the Company and Flex LNG Bermuda Management Limited may terminate the general management agreement upon twelve months’ prior written notice to the other party. In addition, we may terminate the general management agreement with immediate effect upon a breach of the agreement by Flex LNG Bermuda Management Limited that continues for a period of 14 days after the date on which we deliver written notice to Flex LNG Bermuda Management Limited of the breach.
We have an administrative services agreement with Frontline Management AS, or Frontline Management, a related party, under which they provide us with certain administrative support, technical supervision, purchase of goods and services within the ordinary course of business and other support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. Frontline Management may subcontract these services to other associated companies, including Frontline Management (Bermuda) Limited.
We also have a services agreement with Seatankers Management Co. Ltd., or Seatankers, a related party, under which they provide us with certain advisory and support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. We may terminate the services agreement upon not less than 20 business days’ written notice.
2

Technical Management and Support Services
The technical ship manager is responsible for the technical ship management of all of the vessels in Our Fleet. Under the agreements between Flex LNG Fleet Management AS and our vessel owning subsidiaries, Flex LNG Fleet Management AS is paid a fixed fee of $272,500 per vessel per annum for the provision of technical management services for each of our vessels in operation. The fee is subject to annual review.
The Offering
This Reoffer Prospectus relates to offer and sales from time to time by the selling securityholders listed in this Reoffer Prospectus, of up to 413,500 Ordinary Shares (the “Shares”) acquired by or issuable to selling securityholders pursuant to awards granted or assumed by the Company to the selling securityholders under the Share Option Scheme. Subject to the satisfaction of any conditions to vesting of the Ordinary Shares offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up restrictions pursuant to the Company’s bylaws and/or other agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.
3

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in “Item 3. Key Information-D. Risk Factors” in our 2022 Annual Report on Form 20-F, filed with the SEC on March 10, 2023 (the “2022 Annual Report”), as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information-Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
4

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled “Selling Securityholders” and “Plan of Distribution” described below.
5

SELLING SECURITYHOLDERS
We are registering for resale the Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below (and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus) to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Share Option Scheme. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Share Option Scheme.
The number of Shares in the column “Number of Shares Being Offered” represents all of the Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Shares. The Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them by this Reoffer Prospectus.
	Number of Ordinary Shares Beneficially Owned Prior to Offering(1)			Number of Shares Being Offered**(2)	Number of Ordinary Shares Beneficially Owned After Offering
Securityholders	Number	Percent			Number	Percent
Oystein Kalleklev	87,500		*	187,500	50,000		*
Marius Foss	-		*	74,000	46,619		*
Fergus Bristow	-		*	12,000	238		*
Lars Pedersen	6,250		*	25,000	962		*
Knut Traaholt	42,000		*	90,000	-		*
Torkel Ugland	6,250		*	25,000	-		*

*Represents beneficial ownership of less than 1%

**Number of Shares Being Offered” represents the maximum number of Shares that a selling securityholder could sell in a hypothetical sale or sales by such securityholder. Information contained in this Reoffer Prospectus including, without limitation, under the heading “selling securityholders” should not be inferred as representative of a current intention to sell any or all of the Shares listed herein. There can be no assurance that any or all of the Shares listed herein will be sold by the selling securityholders or the timing thereof.

(1)
In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all Ordinary Shares subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of November 9, 2023 or that will become exercisable, vested or convertible within 60 days after November 9, 2023, and based on 53,736,318 Ordinary Shares issued and outstanding as of November 9, 2023.

(2)
The numbers of Ordinary Shares reflect all Ordinary Shares acquired or issuable to a person pursuant to applicable grants previously made under the Share Option Scheme irrespective of whether such grants are exercisable, vested or convertible as of November 9, 2023 or will become exercisable, vested or convertible within 60 days after November 9, 2023.

6

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•	directly by the selling securityholders;
•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders. The Shares may be sold in one or more transactions at:
•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation service on which the Ordinary Shares may be listed or quoted at the time of sale, including the NYSE;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•
through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or
•	through any combination of the foregoing.
7

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

8

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited.
EXPERTS
The consolidated financial statements of Flex LNG Ltd. appearing in Flex LNG Ltd.'s Annual Report (Form 20-F) for the year ended December 31, 2022, and the effectiveness of Flex LNG Ltd.'s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

9

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
FLEX LNG Ltd. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1)	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on November 9, 2023.

(2)	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on August 18, 2023.

(3)	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on May 16, 2023.

(4)
The Registrant’s latest annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 10, 2023 (the “2022 Annual Report”), which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(5)	The description of the Registrant’s Ordinary Shares, filed as Exhibit 2.2 to the 2022 Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision exempting from personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence default, breach of duty or breach of trust of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power (except in relation to an allegation of fraud or dishonesty proved against them) to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company’s request.

Section 98A of the Companies Act permits a company to purchase and maintain insurance on behalf of any officer for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof. While the Company has not previously maintained such insurance, it is currently in the process of applying for and attempting to procure such a policy for current and prior directors.
Bye-laws number 155 through 163 of FLEX LNG Ltd., or the Company, provide as follows:
155.
Subject to the provisions of Bye-law 163, no Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 115, Resident Representative of the Company or his heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part.

156.
Subject to the provisions of Bye-law 163, every Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 115, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, person or committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

157.
Every Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 115, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

158.
To the extent that any Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 115, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

159.
The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 115, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

160.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

161.
Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 115, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

162.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 155 to 161 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.

163.
The restrictions on liability, indemnities and waivers contained in Bye-laws 155 to 161 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

With respect to indemnification relating to directors and officers of FLEX LNG Ltd., the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. In addition, the Companies Act provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized  on November 9, 2023.
FLEX LNG LTD.

By:	/s/ Oystein Kalleklev
Name:	Oystein Kalleklev
Title:	Chief Executive Officer of FLEX LNG Management AS (Principal Executive Officer of FLEX LNG Ltd.)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Billotti and Daniel Lin, and both of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 9th day of November, 2023.

Signature	Title

/s/ Oystein Kalleklev	Chief Executive Officer
Oystein Kalleklev	FLEX LNG Management AS
(Principal Executive Officer)

/s/ Knut Traaholt	Chief Financial Officer
Knut Traaholt	FLEX LNG Management AS (Principal Financial Officer)

/s/ Fergus Bristow	Chief Accounting Officer
Fergus Bristow	FLEX LNG Management Ltd
(Principal Accounting Officer)

/s/ David McManus	Director
David McManus

/s/ Ola Lorentzon	Director
Ola Lorentzon

/s/ Nikolai Grigoriev	Director
Nikolai Grigoriev

/s/ Steen Jakobsen	Director
Steen Jakobsen

/s/ Susan Sakmar	Director
Susan Sakmar

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the Newark, Delaware on November 9, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Memorandum of Continuance of FLEX LNG Ltd. (incorporated by reference to Exhibit 1.1 to FLEX LNG Ltd.’s Registration Statement on Form 20FR12B (File No. 001-38904) filed with the SEC on May 7, 2019)

4.2	Bye-laws of FLEX LNG Ltd. (incorporated by reference to Exhibit 1.2 to FLEX LNG Ltd.’s Registration Statement on Form 20FR12B (File No. 001-38904) filed with the SEC on May 7, 2019)

4.3	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to FLEX LNG Ltd.’s Registration Statement on Form 20FR12B/A (File No. 001-38904) filed with the SEC on May 17, 2019)

5.1*	Opinion of MJM Ltd., Bermuda counsel to the Company

23.1*	Consent of Ernst & Young AS

23.2*	Consent of MJM Ltd., Bermuda counsel to the Company (included in Exhibit 5.1)

24.1*	Powers of Attorney (included in signature page hereto)

99.1*	Share Option Scheme

107*	Filing Fee Table

* Filed herewith.